Exhibit 10.6

FOX HOLLOW TECHNOLOGIES, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

February 24, 2004

TABLE OF CONTENTS

(continued)

		Page
INVESTORS RIGHTS’ AGREEMENT

6.6	Counterparts	19
6.7	Severability	19
6.8	Amendments	19
6.9	Aggregation of Stock	19

ii

FOX HOLLOW TECHNOLOGIES, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This Amended and Restated Investors’ Rights Agreement (the “Agreement”) is entered into as of February 24, 2004 by and among Fox Hollow Technologies, Inc., a Delaware corporation (the “Company”), and the investors listed on the signature pages attached hereto, which may be amended from time to time (individually an “Investor” and collectively, the “Investors”).

RECITALS

WHEREAS, certain of the Investors hold shares of the Company’s Series A, Series B, Series C or Series D Preferred Stock or shares of Common Stock issued upon conversion thereof and possess registration rights, information rights and other rights pursuant to an Investors’ Rights Agreement dated as of January 22, 2003 between the Company and such Investors (the “Prior Rights Agreement”);

WHEREAS, certain undersigned Investors who are a party to the Prior Rights Agreement and who hold in excess of 50% of the Registrable Securities (as defined below) (the “Prior Investors”) desire to amend and restate the Prior Rights Agreement and to accept the rights created pursuant hereto in lieu of the rights granted to them under the Prior Rights Agreement; and

WHEREAS, certain undersigned Investors (the “Series E Investors”) are parties to the Series E Preferred Stock Purchase Agreement dated as of February 24, 2004 between the Company and the Series E Investors (the “Purchase Agreement”), and certain of the Company’s and the Series E Investors’ obligations under the Purchase Agreement are conditioned upon the execution and delivery of this Agreement by the Series E Investors, the Prior Investors and the Company.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the Company and undersigned Prior Investors hereby agree that the Prior Rights Agreement shall be amended and restated in its entirety by this Agreement, and the parties hereto further agree as follows:

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants, and conditions set forth in this Agreement and in the agreements pursuant to which the Investors acquired their securities in the Company, the parties mutually agree as follows:

1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

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“Closing” shall mean the execution date of the Company’s Series E Preferred Stock Purchase Agreement.

“Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Holder” shall mean any holder of outstanding Registrable Securities.

“Initiating Holders” shall mean any Holder or Holders of not less than twenty-five percent (25%) of the Registrable Securities then outstanding.

“Major Holder” shall mean any holder of at least 500,000 shares of the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock or the Series E Preferred Stock (or shares of Common Stock issued upon conversion thereof).

“Registration Expenses” shall mean all expenses incurred by the Company in complying with Sections 3.1 and 3.2 hereof and all expenses incurred in complying with Section 3.3 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements of a single special counsel for the Holders, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company and Selling Expenses).

“Registrable Securities” means (i) shares of Common Stock issued or issuable pursuant to the conversion of the Shares and (ii) shares of Common Stock issued as a dividend or other distribution with respect to, or in exchange or in replacement of, the Shares, excluding in all cases, however, any Registrable Securities sold by a holder (y) pursuant to a registration statement under this Agreement or (z) in a transaction in which his rights under this Agreement are not transferred, including a transaction pursuant to a registration statement under this Agreement.

The number of shares of “Registrable Securities then outstanding” shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities.

The terms “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement by the Commission.

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“Restricted Securities” shall mean the securities of the Company required to bear the legend set forth in Section 2.2 hereof.

“Securities” shall mean the Shares and the Common Stock issued or issuable upon the conversion of the Shares.

“Securities Act” shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in affect at the time.

“Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities.

“Shares” shall mean the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, warrants exercisable into shares of Series C Preferred Stock and warrants exercisable into shares of Series D Preferred Stock held by the Investors.

2. Transferability.

2.1 Restrictions on Transferability. The Securities shall not be transferable except upon the conditions specified in this Agreement, which conditions are intended to insure compliance with the provisions of the Securities Act, or, in the case of Section 3.8 hereof, to assist in an orderly distribution. Each Investor will cause any proposed transferee of the Securities held by an Investor to agree to take and hold such Securities subject to the provisions and upon the conditions specified in this Agreement.

2.2 Restrictive Legend. Each certificate representing (i) the Securities or (ii) any securities issued in respect of the Securities shall (unless otherwise permitted by the provisions of Section 2.3 below) be stamped or otherwise imprinted with a legend in substantially the following form (in addition to any legend required under applicable state securities laws):

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.”

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN INVESTORS’ RIGHTS AGREEMENT, A COPY OF WHICH THE CORPORATION WILL FURNISH TO THE HOLDER OF THIS CERTIFICATE UPON REQUEST AND WITHOUT CHARGE.”

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2.3 Notice of Proposed Transfers. The holder of each certificate representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 2.3. Prior to any proposed transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such holder’s intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall be accompanied (except in the following cases, with respect to which the requirements set forth in the balance of this sentence need not be complied with; transactions in compliance with Rule 144 or Rule 144A so long as the Company is furnished with evidence of compliance with such Rule; transactions involving the distribution of Restricted Securities by any Investor which is a general or limited partnership to any of its partners, or retired partners, or to the estate of any of its partners or retired partners; transactions involving the transfer of Restricted Securities by any holder who is an individual to his family members or to a trust for the benefit of such shareholder or his family members; or transfers not involving a change in beneficial ownership) by either (i) a written opinion of legal counsel who shall be reasonably satisfactory to the Company addressed to the Company and reasonably satisfactory in form and substance to the Company’s counsel, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, (ii) a “no action” letter from the Commission to the effect that the distribution of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, or (iii) such other showing that may be reasonably satisfactory to legal counsel to the Company, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company. Each certificate evidencing the Restricted Securities transferred as above provided shall bear the appropriate restrictive legend set forth in Section 2.2 above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for the Company such legend is not required in order to establish compliance with any provisions of the Securities Act. All Restricted Securities transferred as above that continue to bear the restrictive legend set forth in Section 2.2 shall continue to be subject to the provisions of this Section 2.3 in the same manner as before such transfer.

3. Registration Rights.

3.1 Requested Registration.

(a) Requested Registration. Prior to such time as the Company has effected two (2) registrations of at least $10,000,000 each pursuant to this Section 3.1 and such registrations have been declared or ordered effective, if the Company shall receive from Initiating Holders a written request that the Company effect any registration (other than a registration on Form S-3 or any related form of registration statement) with respect to Registrable Securities, the Company will:

(i) promptly give written notice of the proposed registration to all other Holders; and

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(ii) as soon as practicable but in any event within ninety (90) days, use its diligent best efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 3.1:

(1) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(2) Prior to the earlier of (i) three (3) years after the date of this Agreement or (ii) six (6) months following the closing of the first firm commitment underwritten public offering of common stock of the Company for its own account pursuant to a registration statement filed under the Securities Act;

(3) During the period starting with the date sixty (60) days prior to the Company’s estimated date of filing of, and ending on the date six (6) months immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities relating solely to the sale of securities to participants in a Company stock plan or in a Rule 145 transaction) provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

(4) If the Company’s Common Stock is not listed on a national securities exchange (as defined in the Securities Exchange Act of 1934) and the Initiating Holders do not request that such offering be firmly underwritten; or

(5) If the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made under Section 3.3 below.

INVESTORS’ RIGHTS AGREEMENT

Subject to the foregoing clauses 1 through 5 and to Section 3.1(c), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request of the Initiating Holders.

(b) Underwriting. If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 3.1 and the Company shall include such information in the written notice referred to in Section 3.1(a). The right of any Holder to registration pursuant to this Section 3.1 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent requested (unless otherwise mutually agreed by a majority in interest of the Holders and such Holder) to the extent provided herein.

(i) The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company with the approval of the Initiating Holders, which approval shall not be unreasonably withheld. Notwithstanding any other provision of this Section 3.1, if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten and so advises the Initiating Holders in writing, then the Company shall so advise all Holders (except those Holders who have indicated to the Company their decision not to distribute any of their Registrable Securities through such underwriting) and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated, among all such selling Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities owned by such Holders at the time of filing the registration statement. No Registrable Securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration.

(ii) If any Holder disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the underwriter and the Initiating Holders. The Registrable Securities and/or other securities so withdrawn from such underwriting shall also be withdrawn from such registration; provided, however, that, if by the withdrawal of such Registrable Securities a greater number of Registrable Securities held by other Holders may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then the Company shall offer, first, to all Holders of Registrable Securities in the registration the right to include additional Registrable Securities in the same proportion used above in determining the underwriter limitation and, second, provided that marketing limitations allow additional shares to be included in the registration after the inclusion of additional Registrable Securities, provided further that in the event that the withdrawal of a Holder, and the subsequent inclusion of additional Registrable Securities by other Holders, results in the offering of Shares representing less than twenty percent (20%) of the Registrable Securities (unless the anticipated aggregate offering price to the public exceeds ten million dollars ($10,000,000)), the Company shall no longer be required to effect such registration pursuant to this Section 3.1.

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(iii) If the underwriter has not limited the number of Registrable Securities to be underwritten, the Company may include securities for its own account or the account of others in such registration if the underwriter so agrees and if the number of Registrable Securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

(c) Delay of Registration. If the Company shall furnish to the Initiating Holders a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed on or before the date proposed and it is therefore essential to defer the filing of such registration statement, then the Company may direct that such request for registration be delayed for a period not in excess of one hundred eighty (180) days, such right to delay a request to be exercised by the Company not more than once in any one-year period.

3.2 Company Registration

(a) Notice of Registration. If at any time or from time to time, the Company shall determine to register any of its Common Stock, for its own account or for the account of others (other than the Holders), other than a registration relating solely to employee benefit plans or a registration relating solely to a Commission Rule 145 transaction or a registration on any registration form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, the Company will:

(i) promptly give to each Holder written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

(ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within ten (10) days after receipt of such written notice from the Company, by any Holder or Holders.

(b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 3.2(a)(i). In such event the right of any Holder to registration pursuant to this Section 3.2 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities

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through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 3.2, if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may limit the number of Registrable Securities and shares of Common Stock to be included in the registration and underwriting to (i) in the case of the first underwritten public offering of the securities of the Company, any amount that the underwriter may determine, or (ii) in the case of any registration subsequent to the first underwritten public offering of the securities of the Company, to not less than thirty percent (30%) of the total securities covered by the registration. The Company shall so advise all Holders (except those Holders who have indicated to the Company their decision not to distribute any of their Registrable Securities through such underwriting), and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders in proportion, as nearly as practicable, to the respective amounts Registrable Securities owned by the Holders at the time of filing the registration statement.

No Registrable Securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration. If any Holder disapproves of the terms of any such underwriting, such person may elect to withdraw therefrom by written notice to the Company and the underwriter. The securities so withdrawn from such underwriting shall also be withdrawn from such registration.

3.3 Registration on Form S-3.

(a) If Holders request that the Company file a registration statement on Form S-3 (or any successor form to Form S-3), or any similar short-term registration statement, for a public offering of Registrable Securities, the reasonably anticipated aggregate price to the public of which would exceed $500,000 and the Company is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, the Company shall use its best efforts to cause such Registrable Securities to be registered on such form for the offering as soon as practicable after receipt of the request or requests of the Holders and to cause such Registrable Securities to be qualified in such jurisdictions as the Holder or Holders may reasonably request; provided, however, that the Company shall not be required to effect more than two such registration in any twelve (12) month period. After the Company’s first public offering of its securities, the Company will use its best efforts to qualify for Form S-3 registration or a similar short-form registration. The provisions of Section 3.1(b) shall be applicable to each registration initiated under this Section 3.3.

(b) Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 3.3: (i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act; (ii) during the period starting with the date sixty (60) days prior to the Company’s estimated date of filing of, and ending on the date six (6) months

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immediately following, the effective date of any registration statement pertaining to securities of the Company (other than a registration of securities relating solely to the sale of securities to participants in a Company stock plan or in a Rule 145 transaction, provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or (iii) if the Company shall furnish to such Holder a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its shareholders for registration statements to be filed in the near future, then the Company’s obligation to use its best efforts to file a registration statement shall be deferred for a period not to exceed 180 days from the receipt of the request to file such registration by such Holder; provided, however, that the Company shall not exercise such right more than once in any twelve-month period.

3.4 Expenses of Registration. All Registration Expenses incurred in connection with any registration pursuant to Sections 3.1, 3.2 or 3.3 shall be borne by the Company. The Company will also pay the reasonable fees and expenses of one special counsel in connection with the Registration Expenses. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 3.1, the request of which has been subsequently withdrawn by the Initiating Holders (unless the withdrawal is based upon material adverse information concerning the Company of which the Initiating Holders were not aware at the time of such request or unless the Holders of a majority of Registrable Securities agree to forfeit their right to one requested registration pursuant to Section 3.1 in which event such right shall be forfeited by all Holders), in which case such expenses shall be borne by the holders of Registrable Securities requesting such registration in proportion to the number of shares for which registration was requested.

3.5 Registration Procedures and Company Obligations. In the case of each registration, qualification or compliance effected by the Company pursuant to this Section 3, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. The Company will use its best efforts to:

(a) Keep such registration, qualification or compliance effective for a period of one hundred twenty (120) days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs; provided however, that such 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company.

(b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for up to one hundred twenty (120) days.

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(c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, such obligation to continue for one hundred twenty (120) days.

(f) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

(g) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

(h) Use its best efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 3, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 3, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

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3.6 Indemnification.

(a) The Company will indemnify each Holder, each of its officers, directors, partners and legal counsel, and each person controlling such Holder within the meaning of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 3, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other similar document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, or (ii) any violation by the Company of any federal, state or common law rule or regulation applicable to the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers, directors, partners and legal counsel, and each person controlling such Holder, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, as incurred, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder and stated to be specifically for use therein or furnished by the Holder to the Company in response to a request by the Company stating specifically that such information will be used by the Company therein.

(b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each legal counsel and independent accountant of the Company, each person who controls the Company within the meaning of the Securities Act, and each other such Holder, each of its officers, directors, and partners and each person controlling such Holder within the meaning of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other similar document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and will reimburse the Company, such Holders, such directors, officers, persons, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, as incurred, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein or furnished by the Holder to the Company in response to a request by the

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Company stating specifically that such information will be used by the Company therein; provided, however, that the obligations of such Holders hereunder shall be limited to an amount equal to the proceeds to each such Holder of Registrable Securities sold as contemplated herein.

(c) Each party entitled to indemnification under this Section 3.6 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has received written notice of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld). The Indemnified Party may participate in such defense at such party’s expense; provided, however, that the Indemnifying Party shall bear the expense of such defense of the Indemnified Party if representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest. The failure of any Indemnified Party to give notice within a reasonable period of time as provided herein shall relieve the Indemnifying Party of its obligations under this Section 3.6 only to the extent that such failure to give notice shall materially adversely prejudice the Indemnifying Party in the defense of any such claim or any such litigation. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

(d) If the indemnification provided for paragraphs (a) through (c) of this Section 3.6 is unavailable or insufficient to hold harmless an indemnified party under such paragraphs in respect of any losses, claims, damages or liabilities or actions in respect thereof referred to therein, then each indemnifying party shall in lieu of indemnifying such indemnified party contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or actions in such proportion as appropriate to reflect the relative fault of the Company, on the one hand, and the underwriters and the Holder of such Registrable Securities, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or actions as well as any other relevant equitable considerations, including the failure to give any notice under paragraph (c). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by the Company, on the one hand, or the underwriters or the Holders of such Registrable Securities, on the other, and to the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each of the Holders agrees that it would not be just and equitable if contributions pursuant to this paragraph were determined by pro rata allocation (even if all of the Holders of such Registrable Securities were treated as one entity for such purpose) or by any other method of allocation which did not take account of the equitable considerations referred to above in this paragraph. The amount

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paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or action in respect thereof, referred to above in this paragraph, shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this paragraph, no Holder shall be required to contribute any amount in excess of the proceeds received by such Holder for the sale of Registrable Securities covered by such registration statement. No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Securities Act), shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f) The obligations of the Company and Holders under this Section 3.6 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 3, or otherwise.

3.7 Information by Holder. Each Holder including securities of the Company in any registration shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 3.

3.8 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to use its best efforts to:

(a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act at all times after ninety (90) days after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act, (at any time after it has become subject to such reporting requirements);

(c) So long as a Holder owns any Restricted Securities, to furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to

INVESTORS’ RIGHTS AGREEMENT

such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

3.9 “Market Stand-off” Agreement. Each Holder agrees not to sell, loan, pledge, hypothecate or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by it for a period not to exceed one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act if so requested by the Company and underwriter of Common Stock (or other securities) of the Company, provided that:

(a) such agreement shall apply only to the first consummated underwritten registered public offering of the Company; and

(b) all officers and directors of the Company, and all one percent (1%) security holders enter into similar agreements. The Company may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of such period.

3.10 Transfer of Registration Rights. The rights to cause the Company to register securities granted Holders under Sections 3.1, 3.2 and 3.3 may be assigned to a transferee or assignee who acquires at least 500,000 shares of Registrable Securities, or less if the transferring Holder is transferring all of its Registrable Securities, in accordance with applicable federal and state securities laws, or to any transferee or assignee who is a subsidiary, parent organization, partner, limited partner, retired partner, family member or trust of a Holder or the estate of such person or entity, provided that such transfer may otherwise be effected in accordance with applicable securities laws.

3.11 Certain Limitations in Connection with Future Grants of Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of at least a majority of the Registrable Securities then outstanding, enter into any agreement with any person or persons providing for the granting to such holder of registration rights superior to those granted to Holders pursuant to this Section 3, or of registration rights which might cause a reduction in the number of shares includable by the Holders in any offering pursuant to Section 3.1 or in any offering subject to Section 3.2.

3.12 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 3.

3.13 Termination of Registration Rights. All rights and duties provided for in this Section 3 shall terminate on the earlier of (i) the date five (5) years from the date of a Qualified IPO (as defined below in Section 4.1(b)), (ii) such time as Rule 144 or another similar exemption under

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the Securities Act is available for the sale of all such Holder’s Shares during a 90-day period without registration or (iii) upon an Acquisition of the Company. An Acquisition shall mean the sale, conveyance, or other disposal of all or substantially all of the property or business of the Company or a merger with or into or consolidation with any other corporation (other than a wholly-owned subsidiary corporation) or any other transaction or series of related transactions in which more than 50% of the voting power of the Company is disposed of, provided that an Acquisition shall not include a merger effected solely for the purpose of changing the domicile of the Company.

4. Right of First Offer on Company Issuances.

4.1 Right of First Offer. The Company hereby grants to each Major Holder the right of first offer to purchase, all (or any part) of such Major Holder’s pro rata share of the New Securities (as defined in this Section 4.1) that the Company may, from time to time propose to sell and issue. Such Major Holder’s pro rata share, for purposes of this right of first offer, is the ratio of the number of shares of Common Stock then owned or issuable upon conversion of the Preferred Stock of the Company then owned by such Major Holder to the total number of shares of Common Stock outstanding immediately prior to the issuance of the New Securities, assuming full conversion of all outstanding shares of Preferred Stock of the Company and exercise of all outstanding rights, options and warrants to acquire, directly or indirectly, Common Stock of the Company. This right of first offer shall be subject to the following provisions:

(i) “New Securities” shall mean any capital stock of the Company, whether now authorized or not, and any rights, options or warrants to purchase said capital stock, and securities of any type whatsoever that are, or may become, convertible into said capital stock; provided that “New Securities” does not include (i) all shares of Common Stock and Preferred Stock currently outstanding, (ii) all shares of Common Stock into which the shares of Preferred Stock currently outstanding are convertible, (iii) all shares of Common Stock or other securities issued pursuant to stock splits, stock dividends or similar transactions, (iv) all shares of Common Stock or options therefor issued or to be issued to officers, directors, consultants or employees of the Company pursuant to any equity incentive plan or agreement unanimously approved by the board of directors, (v) all shares of Common Stock or other securities issued or to be issued to suppliers, lessors or lenders, pursuant to any plan or agreement unanimously approved by the board of directors, (vi) all shares of Common Stock or other securities issued to financial institutions or lessors in connection with commercial credit arrangements, equipment financings, commercial property lease transactions, or similar transactions on terms unanimously approved by the board of directors, (vii) all shares of Common Stock or other securities issued in an underwritten initial public offering registered under the Securities Act of 1933, as amended, (viii) all shares of Common Stock or other securities issued in a strategic partnership transaction on terms unanimously approved by the board of directors, (ix) all shares of Common Stock or other securities issued pursuant to currently outstanding warrants, notes, or other rights to acquire securities of the Company, (x) all shares of Common Stock or other securities issued in connection with acquisition transactions on terms unanimously approved by the board of directors, and (xi) all shares of Common Stock or other securities issued in any other transaction approved by the affirmative vote of at least a majority of each series of the then-outstanding shares of Preferred Stock, each voting as a separate class.

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(b) In the event the Company proposes to undertake an issuance of New Securities, it shall give to the Major Holders written notice (the “Notice”) of its intention, describing the type of New Securities, the price, the terms upon which the Company proposes to issue the same, and a statement as to the number of days from receipt of such Notice within which the Major Holders must respond to such Notice. The Major Holders shall have thirty (30) days from the date of receipt of the Notice to purchase any or all of the New Securities for the price and upon the terms specified in the Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased and forwarding payment for such New Securities to the Company if immediate payment is required by such terms.

(c) The right of first offer granted under this Agreement shall not apply to and shall expire upon the closing of the first firmly underwritten public offering of Common Stock of the Company that is pursuant to a registration statement filed with, and declared effective by, the Commission under the Securities Act, covering the offer and sale of Common Stock to the public at a per share price (prior to underwriter commissions and expenses) of at least three dollars and seventy-five cents ($3.75) (appropriately adjusted for subdivisions and combinations of shares and dividends on Common Stock payable in shares of Common Stock) and at an aggregate offering price (before deduction for underwriter commissions and expenses) of not less than twenty million dollars ($20,000,000) (a “Qualified IPO”) or upon an Acquisition of the Company (as defined in Section 3.13).

(d) This right of first refusal is assignable only to an affiliate of a Major Holder or in connection with a sale or transfer of Registrable Securities.

5. Covenants.

5.1 Financial Information. The Company will furnish the following information to each Major Holder:

(a) As soon as practicable after the end of each fiscal year, and in any event within ninety (90) days thereafter, consolidated balance sheets and statements of stockholders’ equity of the Company and its subsidiaries, if any, as of the end of such fiscal year, and consolidated statements of income and consolidated statements of changes in financial position of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and audited and certified by independent public accountants of national repute.

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(b) Contemporaneously with delivery to holders of Common Stock, a copy of each report of the Company delivered to holders of the Company’s Common Stock.

(c) As soon as practicable, but in any event within thirty (30) days after the end of the first three (3) quarters of each fiscal year of the Company, an unaudited profit or loss statement, a statement of cash flow for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter. Such financial statements shall be prepared in accordance with generally accepted accounting principles consistently applied (other than accompanying notes and subject to year-end adjustments), all in reasonable detail.

(d) As soon as such information is available after the end of each fiscal month, an unaudited consolidated balance sheet of the Company as at the end of such month, and unaudited consolidated statements of income and unaudited consolidated statements of cash flow for such month and for the current fiscal year to date. Such financial statements shall be prepared in accordance with generally accepted accounting principles consistently applied (other than accompanying notes and subject to year-end adjustments), all in reasonable detail.

(e) As soon as practicable, but in any event prior to the end of each fiscal year, a budget for the next fiscal year, prepared on a monthly basis, including balance sheets and sources and applications of funds statements for such months and, as soon as prepared, any other budgets or revised budgets prepared by the Company.

5.2 Inspection Rights; Management Rights. The Company shall permit each Major Holder, its attorney, or its other representative to visit and inspect the Company’s properties, to examine the Company’s books of account and other records, to make copies or extracts therefrom and to discuss the Company’s affairs, finances and accounts with its officers, management employees and independent accountants, all at such reasonable times and as often as such Investor may reasonably request. Notwithstanding the foregoing, the Company shall not be required to comply with this Section 5.2 with respect to any Major Investor, attorney or representative whom the Company reasonably believes to be a competitor or an officer, employee or director or greater than 5% stockholder of any competitor.

5.3 Observer Rights. The Company and ITX International Equity Corporation shall have entered into an Observer Rights Agreement acceptable to both parties (the “Observer Rights”).

5.4 Confidential Information and Invention Assignment Agreement. The Company shall require all of its current and future officers and each employee or consultant with access to confidential information regarding the Company’s operations, to execute and deliver a Confidential Information and Invention Assignment Agreement in a form approved by the Board of Directors of the Company.

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5.5 Termination of Covenants. The covenants of the Company set forth in Sections 5.1, 5.2, and 5.3 shall terminate in all respects upon the earlier to occur of (i) the date of the closing of an initial firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of the Company’s Common Stock or (ii) the registration by the Company of a class of its equity securities under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended.

5.6 Confidentiality. Each Investor agrees that it will keep confidential and will not disclose or divulge any confidential, proprietary or secret information which such Investor may obtain from the Company, and which the Company has prominently marked “confidential”, “proprietary” or “secret” or has otherwise identified as being such, pursuant to financial statements, reports and other materials submitted by the Company as required hereunder, or pursuant to visitation or inspection rights granted hereunder unless such information is or becomes publicly known, or unless the Company gives its written consent to the Investor’s release of such information.

5.7 Securities Laws Compliance. The Company shall within fifteen days of the Closing file a notice of the sale of the Shares to the Purchasers pursuant to Section 25102(f) of the California Corporations Code.

6. Miscellaneous.

6.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts between California residents entered into and to be performed entirely within the State of California.

6.2 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

6.3 Entire Agreement. This Agreement, by and between the Company, the Investors and certain other persons of even date herewith constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and supercedes in its entirety the Prior Agreement, which shall have no further force and effect.

6.4 Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be effective three (3) days after deposited by first-class mail, postage prepaid, with the United States mail or delivery by hand or by messenger, if addressed (a) to an Investor, at such address as such Investor shall have furnished to the Company in writing, or (b) to any other holder of Registrable Securities, at such address as such holder shall have furnished to the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such Registrable Securities who has so furnished an address to the Company, or (c) to the Company, at the address set forth below the Company’s name on the signature page to this Agreement or such other address as the Company shall have furnished to each Investor and each such other holder in writing.

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6.5 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereunder occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

6.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which may be executed by less than all of the Investors, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

6.7 Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

6.8 Amendments. The provisions of this Agreement may be amended at any time and from time to time, and particular provisions of this Agreement may be waived, with and only with an agreement or consent in writing signed by the Company and by the holders of not less than a majority of the number of shares of the Registrable Securities then outstanding as of the date of such amendment or waiver. Each Investor acknowledges that by the operation of this Section 6.8 the holders of a majority of the outstanding Registrable Securities may have the right and power to diminish or eliminate all rights of such Investor under this Agreement. For purposes hereof, outstanding Registrable Securities shall be deemed to include the Common Stock issuable upon conversion of the Shares; provided, however, that Investors purchasing shares of Series E Preferred Stock after the Closing may become parties to this Agreement without any amendment of the Agreement pursuant to this paragraph or any consent or approval of any other Investor.

6.9 Aggregation of Stock. All shares of the Shares or Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

INVESTORS’ RIGHTS AGREEMENT

The foregoing Amended and Restated Investors’ Rights Agreement is hereby executed as of the date first above written.

COMPANY:

FOX HOLLOW TECHNOLOGIES, INC.

300 Saginaw Drive
Redwood City, CA 94063

/s/ Robert Thomas

By: Robert Thomas
Title: President and Chief Executive Officer

[Signature Page to Fox Hollow Technologies’ Amended and Restated Investors’ Rights Agreement]